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                                                            EXHIBIT NO. 99.B1(r)

                               MFS SERIES TRUST X

                       MFS GLOBAL FINANCIAL SERVICES FUND

      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 18, 1995, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Global Financial Services Fund, a series of the Trust, has been terminated.




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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
30th day of May, 2001.


J. ATWOOD IVES                         ARNOLD D. SCOTT
---------------------------            --------------------------
J. Atwood Ives                         Arnold D. Scott
17 West Cedar Street                   20 Rowes Wharf
Boston, MA  02108                      Boston, MA  02110

LAWRENCE T. PERERA
---------------------------            --------------------------
Lawrence T. Perera                     Jeffrey L. Shames
18 Marlborough Street                  38 Lake Avenue
Boston, MA  02116                      Newton, MA 02459

WILLIAM J. POORVU                      ELAINE R. SMITH
---------------------------            --------------------------
William J. Poorvu                      Elaine R. Smith
975 Memorial Drive                     75 Scotch Pine Road
Cambridge, MA  02138                   Weston, MA  02493

CHARLES W. SCHMIDT                     DAVID B. STONE
---------------------------            --------------------------
Charles W. Schmidt                     David B. Stone
63 Claypit Hill Road                   282 Beacon Street
Wayland, MA  01778                     Boston, MA  02116